Exhibit 3.2

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

IRON HORSE ACQUISITION CORP.

(ADOPTED BY SPECIAL RESOLUTION DATED                2018)

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

IRON HORSE ACQUISITION CORP.

(ADOPTED BY SPECIAL RESOLUTION DATED                2018)

1	The name of the Company is Iron Horse Acquisition Corp.

2	The Registered Office of the Company shall be at the offices of Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$45,100 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the respective meanings given to them in the Amended and Restated Articles of Association of the Company.

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

IRON HORSE ACQUISITION CORP.

(ADOPTED BY SPECIAL RESOLUTION DATED                2018)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	means, with respect to (a) any specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person, with “control” (including the terms “controlling,” “controlled by” and “under common control with”) meaning the possession of the power to, directly or indirectly, direct or cause the direction of the management and policies of a person, whether through the ownership of the voting securities, having the power to elect a majority of the Directors (or equivalent decision-making body of such person), by contract or otherwise, and “voting securities” meaning securities the holders of which are presently entitled to vote for the election of Directors, and (b) a natural person, such person’s parents, parents-in-law, spouse, siblings, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any entity wholly or jointly owned by such natural person or any of the foregoing.

“Articles”	means these amended and restated articles of association of the Company.

“Audit Committee”	means the audit committee of the Company formed pursuant to Article 42.2 hereof, or any successor audit committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Business Combination”	means the Company’s initial merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination, with one or more businesses or entities (the “target business”).

“Business Combination Closing”	means the consummation of the Business Combination.

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.

“Cause”	for removal of a Director shall mean and be deemed to exist only if (a) the Director whose removal is proposed has committed, been convicted of or pled guilty or nolo contendere to a criminal offence involving dishonesty or any felony by a court of competent jurisdiction, (b) such Director has been found by the affirmative vote of a majority of the Directors then in office at any regular or extraordinary meeting of the Directors called for that purpose, or by a court of competent jurisdiction, to have been engaged in conduct that constitutes fraud, gross negligence or wilful misconduct in the performance of such Director’s duties to the Company in a matter of substantial importance to the Company, (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such person’s ability to perform his or her obligations as a Director, or (d) the Director has engaged in conduct which constitutes a breach of his or her fiduciary duties to the Company.

“Class A Share”	means a Class A ordinary share of a par value of US$0.0001 in the share capital of the Company, having the rights and being subject to the restrictions set forth in the Articles.

“Class B Share”	means a Class B ordinary share of a par value of US$0.0001 in the share capital of the Company, having the rights and being subject to the restrictions set forth in the Articles.

“Company”	means the above named company.

“Company’s Website”	means the website of the Company, the address or domain name of which has been notified to the Members.

“Designated Stock Exchange”	means any national securities exchange in the United States on which Shares are listed for trading, including the NASDAQ Stock Market LLC, the NYSE MKT LLC, The New York Stock Exchange LLC or any OTC market.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“equity-linked securities”	means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with the Business Combination, including but not limited to a private placement of equity or debt.

“Exchange Act”	means the United States Securities Exchange Act of 1934.

“Founder Directors”	means, prior to the Business Combination Closing, Steven F. Mayer and Frank W. Bruno or any replacement of any such Director appointed by the Sponsor (as the holder of Class B Shares) and approved by the then remaining Directors in the event of resignation, removal or vacation as a Director for any other reason.

“Founders”	means the Sponsor and all Members immediately prior to the consummation of the IPO.

“Governmental Authority”	means any Cayman Islands, United States or other federal, state, county, city, local or other governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body and any self-regulating authority such as the United States Financial Industry Regulatory Authority).

“IPO”	means the Company’s initial public offering of Units.

“IPO Redemption”	has the meaning given to it in Article 50.3.

“Member”	has the same means as in the Statute.

“Memorandum”	means the memorandum and restated association of the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote, in person or, where proxies are allowed, by proxy at a general meeting, and, post Business Combination Closing, includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Over-Allotment Option”	means the option of the Underwriters to purchase up to an additional 15% of the Units sold in the IPO at a price equal to US$10.00 per Unit, less underwriting discounts and commissions.

“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company, having the rights and being subject to the restrictions set forth in the Articles.

“Public Shares”	means Class A Shares issued as part of the Units sold in the IPO.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Redemption Price”	has the meaning given to it in Article 50.3.

“Responsible Person”	has the meaning given to it in Article 21.3(c)(ii)(D).

“Seal”	means the common seal of the Company and includes every duplicate seal.

“SEC”	means the United States Securities and Exchange Commission, and any successor Governmental Authority.

“Securities Act”	means the means the Securities Act of 1933 of the United States of America, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Share”	means any share in the capital of the Company, including any Class A Share, Class B Share or Preference Share and includes a fraction of a share in the Company.

“Short Interests”	has the meaning given to it in Article 21.3(c)(ii)(C).

“Special Resolution”	subject to Article 29.7, has the same meaning as in the Statute, and includes a unanimous written resolution.

“Sponsor”	means Cerberus Iron Horse Holdings, LLC, a Delaware limited liability company.

“Statute”	means the Companies Law (2016 Revision) of the Cayman Islands.

“Subscriber”	means the subscriber to the Memorandum.

“Synthetic Equity Interest”	has the meaning given to it in Article 21.3(c)(ii)(A).

“Timely Notice”	has the meaning given to it in Article 21.3(b).

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Trust Fund”	means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the net proceeds of the private placement of Warrants issued to the Sponsor (the “Private Placement Warrants”) simultaneously with the closing date of the IPO, will be deposited.

“Underwriters”	means the underwriters of the IPO.

“Unit”	means a unit of the Company consisting of one Public Share together with one third of one Warrant.

“Voting Commitment”	has the meaning given to it in Article 29.5.

“Warrant”	means a whole warrant to purchase one Class A Share of the Company, including any Private Placement Warrant.

1.2	In the Articles, except where the context otherwise requires:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	“person” and other words importing persons shall be construed in the broadest sense and means and includes any legal or natural person, partnership, company, corporation, association, joint share company, limited liability company, trust, joint venture, unincorporated organisation and any other entity and any Governmental Authority;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law, rule or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced, including any successor law, rule or regulation or re-enactment thereof, and every other law, rule or regulation incorporated therewith or substituted therefor;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative, followed by “without limitation” and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

1.3	Subject to the last two preceding Articles, any words defined in the Statute shall, if not inconsistent with the subject or context, bear the same meaning in the Articles.

1.4	The clause and paragraph headings in the Articles are for convenience only an shall not be taken into account in the contrusction or interpretation of the Articles.

1.5	References to “consent”, “consent in writing”, “approval” or similar words or phrases shall include or imply, as the context requires, consent or approval provided by the relevant person or party by Electronic Record (including email or .pdf) in such form as the Directors may determine (including by way of ratification) from time to time.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	Subject to the provisions of Article 50.5, the Directors may pay, out of the capital or any other monies of the Company (other than the Trust Fund), all expenses incurred in connection with the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and the Directors may (in their sole and absolute discretion and without approval from the Members of the holders of any Shares) allot, issue, grant options over or otherwise dispose of Shares (including fractional Shares) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise (any or all of which may be greater than the powers and rights associated with any then outstanding Shares) and to such persons, at such times and on such other terms as they think proper (which shall be conclusively evidenced by the Directors approval of the terms thereof), and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares to the extent that it may affect the ability of the Company to carry out a Class B Share Conversion described in Article 4.2(b).

3.2	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class or series of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4	Notwithstanding the foregoing, the Subscriber shall have the power to:

(a)	issue one Share to itself;

(b)	transfer that Share by an instrument of transfer to any person; and

(c)	update the Register of Members in respect of the issue and transfer of that Share.

3.5	The Company shall not issue Shares to bearer form.

4	Share Capital; Rights Attaching to Shares

4.1	The share capital of the Company is as specified in the Memorandum and the Shares of the Company shall have the rights and be subject to the terms contained in the Articles.

4.2	Prior to the Business Combination Closing:

(a)	The rights attaching to all Shares shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters (subject to Article 11 and Article 29.1) with the exception that the holder of a Class B Share shall have the Conversion Rights referred to in Article 4.2(b) and, prior to the Business Combination Closing, the Director appointment, election and removal rights set forth in Article 29.

(b)	Conversion Rights. On the first business day following the Business Combination Closing, subject to any applicable waivers by the Sponsor or its permitted transferee (as the Class B Share majority holder), the issued Class B Shares shall automatically be converted into such number of Class A Shares as is equal to 20% of the sum of:

(i)	the total number of Class A Shares issued in the IPO (including pursuant to the Over-Allotment Option but not including any shares issued upon the exercise of Warrants after the completion of the IPO), plus

(ii)	the sum of (x) the total number of Class A Shares issued or deemed issued, or issuable upon the conversion or exercise of any equity-linked securities issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination (for such purposes, without regard to any vesting or other contingencies with respect to the exercise, exchange or conversion thereof), excluding any Class A Shares or equity-linked securities exercisable for or convertible into Class A Shares issued, or to be issued, to any seller in the Business Combination and any Private Placement Warrants issued to the Sponsor, minus (y) the total number of Public Shares repurchased pursuant to the IPO Redemption (however in no event shall the Class B Shares convert into Class A Shares at a ratio that is less than one-for-one).

References in this Article 4.2 to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

Notwithstanding anything to the contrary contained herein, in no event shall the Class B Shares convert into Class A Shares at a ratio that is less than one-for-one.

Each Class B Share shall convert into its pro rata number of Class A Shares as set forth in this Article 4.2(b). The pro rata share for each holder of Class B Shares will be determined as follows: Each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the issued Class B Shares shall be converted pursuant to this Article and the denominator of which shall be the total number of issued Class B Shares at the time of conversion. For the avoidance of doubt, the conversion of Shares in the circumstances described in this Article 4.2 shall not require further approval of the Members.

4.3	Reservation of Shares. The Directors shall not allot or issue Class A Shares such that the number of authorised but unissued Class A Shares would at any time be insufficient to permit the conversion of all Class B Shares from time to time issued into Class A Shares.

4.4	Co-Investor Anti-Dilution. In connection with the Business Combination, the Sponsor may be required to surrender to the Company (at no additional cost) a certain number of Class B Shares (or Class A Shares issued upon conversion of such Class B Shares) and Private Placement Warrants, which Shares (in the form of Class A Shares) may be required to be issued to one or more Co-Investors in connection with a subscription for Class A Shares immediately prior to the Business Combination on such terms as may be agreed between the Sponsor, the Company and such Co-Investors. In such circumstances, the Company shall take all necessary actions to effect the terms of this Article and use commercially reasonable efforts to give effect to any required issue of Class A Shares by this Article in a manner that is intended to be tax efficient to the Sponsor, the applicable Co-Investors and the Company. Subject to the preceding sentence, any transfer of any portion of the Sponsor’s Shares pursuant to this Article will take effect as a surrender for no-consideration of Class B Shares (or Class A Shares received upon conversion of such Class B Shares) by the Sponsor to the Company and an issuance of Class A Shares to the applicable subscriber(s) as a matter of Cayman Islands law and shall be effected without need for further approval by the Directors and the Members.

5	Register of Members

5.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

5.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5.3	Except as otherwise provided by the Articles or by applicable law, no person shall be recognised by the Company as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognise any equitable, contingent, future or partial interest in any Share or any interest in any fraction of a Share or any other right in respect of any Share except an absolute right to the entirety thereof in the holder(s) listed in the Register of Members.

6	Closing Register of Members or Fixing Record Date

6.1

The Directors shall prepare, or cause to be prepared, at least ten (10) days before every general meeting of the Company, a complete list of the Members entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each Member and the number of

Shares registered in the name of each Member in the Register of Members. Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal executive office of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present in person or by proxy.

6.2	For the purpose of determining Members entitled to notice of, or to vote at any general meeting of the Company (or by way of written resolution) or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after any applicable notice has been given in accordance with the requirements of the Designated Stock Exchange, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

6.3	In lieu of or apart from, the closing of the Register of Members, in order that the Company may determine (a) the Members entitled to notice of, or to vote at, any general meeting of the Company (or any adjournment thereof), (b) prior to the Business Combination Closing, the Members entitled to consent to corporate action in writing without a meeting, (c) the Members entitled to receive payment of any Dividend or other distribution or any allotment or any rights, (d) the Members entitled to exercise any rights in respect of any change, conversion or exchange of Shares, or (e) the applicable Members for the purposes of any other lawful action, in each case, the Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, written resolution, Dividend or other distribution, allotment or granting of rights or law act, as applicable.

6.4

If the Register of Members is not so closed and no record date is fixed by the Directors, the record date for determining (i) Members entitled to notice of, or to vote at, a general meeting of the Company shall be the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held (and such determination of Members of record entitled to notice of or to vote at a general meeting of the Company shall apply to any adjournment of the meeting; provided, however, that the Directors may fix a new record date for the adjourned meeting), (ii) Members entitled to consent to corporate action in writing without a meeting, when no prior action by the Directors is required by statute, shall be the first date on which a signed written resolution setting forth the action taken or proposed to be taken is delivered to the Company by delivery to the Registered Office of the Company (and if no record date has been fixed by the Directors and prior action by the Directors is required by applicable law, the record date for determining Members entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Directors adopt the resolution taking such prior action) and (iii) Members entitled to receive payment of any Dividend or other distribution, allotment or any rights, or the Members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purposes of any other lawful action, the record date for determining for any such purpose shall be at the close of business on the day on which the Directors adopt the resolution relating thereto. When a determination of Members entitled to vote at any general meeting of the Company has been made as provided in this Article, such determination shall apply to any adjournment thereof.

7	Certificates for Shares

7.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

7.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

7.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

7.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7.5	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the Designated Stock Exchange may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

8	Transfer of Shares

8.1	Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with applicable rules of the SEC and federal and state securities laws of the United States. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to Article 3 on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

8.2	The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members in respect thereof.

8.3	The Directors may decline to recognise any instrument of transfer unless (a) the instrument of transfer is in respect of only one class of share; (b) the instrument of transfer is lodged at the Registered Office or such other place as the Register of Members is kept in accordance with the Statute accompanied by the relevant share certificate(s) (if any) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and (c) the instrument of transfer is duly and properly signed and endorsed, and if required by the Board, accompanied by an indemnity. The Directors in so far as permitted by applicable law and rules of the Designated Stock Exchange may, in their absolute discretion, at any time and from time to time transfer any share upon the Register of Members to any branch register or any share on any branch register to the Register of Members or any other branch register. In the event of any such transfer, the Member requesting such transfer shall bear the cost of effecting such transfer unless the Directors otherwise determine.

9	Redemption, Repurchase and Surrender of Shares

9.1	Subject to the provisions of the Statute, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares, except Public Shares, shall be effected in such manner and upon such other terms as the Directors may determine before or in connection with the issuance of such Shares. With respect to repurchasing or redeeming shares of the Company:

(a)	Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in Article 50.3; and

(b)	Public Shares shall be repurchased by way of tender offer in the circumstances set out in Article 50.2(b).

9.2	Subject to the provisions of the Statute, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. For the avoidance of doubt, repurchases or redemptions of Shares in the circumstances described in Articles 9.1(a) and 9.1(b) above shall not require further approval of the Members.

9.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

9.4	The Directors may accept the surrender for no consideration of any fully paid Share. Shares held by the Founders shall be surrendered by the Founders on a pro rata basis for no consideration to the extent that the Over Allotment Option is not exercised in full so that the Founders will own 20% of the Company’s issued and outstanding Shares as of immediately after the consummation of the IPO (exclusive of any securities purchased in a private placement simultaneously with the consummation of the IPO). For the avoidance of doubt, the surrender of Shares in the circumstances described in this Article 9.4 shall not require further approval of the Members.

10	Treasury Shares

10.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

10.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

11	Variation of Rights of Shares

11.1	If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied or abrogated without the consent of the holders of the issued Shares of that class where such variation or abrogation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one or more person(s) holding or representing by proxy at least fifty per cent of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

11.2	For the purposes of a separate class meeting, the Directors may treat two or more of all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

11.3	The rights conferred upon the holders of the Shares of any class issued with preferred, deferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking junior or pari passu therewith.

12	Commission on Sale of Shares

The Company may, in so far as the Statute permits, directly or indirectly pay a commission, discount or other allowance to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions, discounts and allowances may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares, and the Company may also on any issue of Shares pay such brokerage as may be lawful.

13	Non Recognition of Trusts

Except as otherwise provided by the Articles, no person shall be recognised by the Company as holding any Shares upon any trust and the Company shall not be bound by or be compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share or in any interest in any fraction of a Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

14	Lien on Shares

14.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

14.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

14.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

14.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

15	Call on Shares

15.1	Subject to the applicable law, the Articles and the terms of the allotment and issue of any Shares, the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

15.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

15.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

15.4	If a call remains unpaid after it has become due and payable, the person(s) from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

15.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

15.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

15.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

15.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

16	Forfeiture of Shares

16.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

16.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

16.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

16.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

16.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

16.6	The provisions of the Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

17	Transmission of Shares

17.1	If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to or interest in his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

17.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

17.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

18	Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1	The Company may from time to time by Ordinary Resolution:

(a)	increase its share capital by such sum to be divided into Shares of such classes, series and amount as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares; provided that any fractions of a Share that result from such a consolidation or division of its share capital shall be automatically redeemed and purchased by the Company at (i) the last reported sale price on the date of such consolidation or division, in the case of any Shares listed on a Designated Stock Exchange and (ii) a price to be agreed between the Company and the applicable Member in the case of any Shares not listed on a Designated Stock Exchange;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of different classes, series or sub-classes or sub-series, or of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2	All new Shares created in accordance with the Articles shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3	Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution and Article 50, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles (subject to Article 29.7);

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

19	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20	General Meetings

20.1	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

20.2	Prior to the Business Combination Closing, the Company may, but shall not (unless required by the Statute or the rules of the Designated Stock Exchange) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

20.3	From and after the Business Combination Closing, for so long as the Company’s securities are traded on a Designated Stock Exchange, the Company shall in each year hold a general meeting as its annual general meeting at such time and place as may be determined by the Directors in accordance with applicable law and the rules of such Designated Stock Exchange.

20.4	The Directors may call annual general meetings.

20.5	Extraordinary general meetings may be called by a majority of the Directors or by the chairman of the board of Directors. If an extraordinary general meeting is called by the Directors, such extraordinary general meeting shall be held at such time and place as may be determined by the Directors, and if an extraordinary general meeting is called by the chairman of the board of Directors, such extraordinary general meeting shall be held at such time and place as may be determined by the chairman of the board of Directors.

20.6	From and after the Business Combination Closing, extraordinary general meetings may also be called by requisition of a Member who, collectively with such Member’s Affiliates, holds at the date of deposit of the requisition with the Company not less than fifty per cent (50%) of the issued and outstanding Shares which as at that date carry the right to vote at general meetings of the Company, and the Directors shall, promptly after receipt of such requisition, proceed to convene an extraordinary general meeting of the Company. Any such requisition must state the objects of the meeting and must be signed by such Member and its applicable Affiliates and deposited at the Registered Office. If there are no Directors as at the date of the deposit of any such requisition or if the Directors do not within twenty-one days from the date of the deposit of such requisition duly proceed to convene a general meeting to be held within a further twenty-one days, such Member (for so long as it and its Affiliates continue to hold at least fifty per cent (50%) of the issued and outstanding Shares then entitled to vote at general meetings of the Company) may itself convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period. A general meeting convened as aforesaid by such a Member shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20.7	Members seeking to nominate candidates for election as Directors at a general meeting at which the election of Directors is to be considered must deliver written notice and provide the information, in each case, as required by the Articles.

21	Notice of General Meetings

21.1	At least ten (10) (but not more than 60) days’ notice shall be given for any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the business to be conducted at the general meeting (and in the case of an annual general meeting or any extraordinary general meeting called for the election of Directors, the names of any nominees who the Directors and/or the Members intend to present for election as a Director) and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members (or their proxies) entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by the Members (or their proxies) having a right to attend and vote at the meeting, together holding not less than a majority of the then issued and outstanding Shares having that right.

21.2	The notice convening an annual general meeting shall specify the meeting as an annual general meeting, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given to all Members other than such as, under the provisions hereof or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the resolutions passed or the other proceedings of that general meeting (or any adjournment thereof). From and after the Business Combination Closing, in cases where instruments of proxy are sent out with a notice of general meeting, the accidental omission to send such instrument of proxy to, or the non -receipt of any such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any other proceeding at any such meeting (or adjournment thereof).

21.3	From and after the Business Combination Closing, subject only to applicable law and the requirements of the Designated Stock Exchange:

(a)

The annual general meeting of the Company for the election of directors and for the transaction of such other business as shall have been properly brought before the meeting shall be held on such date and at such time and place, if any, as may be fixed by the Directors and stated in the notice of the meeting. The Directors may postpone, reschedule or cancel any previously scheduled annual general meeting of the Company. At an annual general meeting of the Company, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual general meeting of the Company, business (other than the nomination of a person for election of a Director, which is governed by Article 29) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Directors, including any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Directors, including any committee thereof, or (iii) otherwise properly brought before the meeting by a Member who (A) was a Member of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of Shares of the Company) both at the time of giving the notice provided for in this Article 21.3 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complied with all of the notice procedures set forth in this Article 21.3 as to such business. Except for proposals made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Directors, the foregoing Article 21.3(a)(iii) shall be the exclusive means for a Member to propose business (other than the nomination of a person for election of a director, which is governed by Article 29) to be brought before an annual meeting of the Company. Members seeking to nominate persons for election as Directors must comply with the notice procedures set forth in Article 29, and this Article 21.3 shall not be applicable to such nominations except as expressly provided in Article 29.

(b)	Without qualification, for business to be properly brought before an annual general meeting of the Company by a Member, such proposed business must constitute a proper matter for Member action and the proposing Member must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this this Article 21.3. To be timely, a Member’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting of the Company; provided, however, that in the event that the date of the annual general meeting of the Company is more than 30 days before or more than 60 days after such anniversary date, notice by the proposing Member to be timely must be so delivered not earlier than the 120th day prior to such annual meeting of the Company and not later than the 90th day prior to such annual general meeting of the Company or, if later, the 10th day following the day on which public disclosure of the date of such annual general meeting of the Company was made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual general meeting of the Company or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described herein.

(c)	To be in proper form for purposes of this Article 21.3, a Member’s notice to the Secretary pursuant to this this Article 21.3 shall be required to set forth:

(i)	as to the proposing Member providing the notice and each other Proposing Person (as defined below), (A) the name and address of such Member, as they appear on the Company’s Register of Members, and each other Proposing Person and (B) the class or series and number of Shares of the Company that are, directly or indirectly, owned of record or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by such Member and/or any other Proposing Persons, except that such Member and/or such other Proposing Persons shall be deemed to beneficially own any shares of any class or series of the Company as to which such Member and/or such other Proposing Person(s) has a right to acquire beneficial ownership at any time in the future;

(ii)	as to the proposing Member providing the notice (or, if different, the beneficial owner on whose behalf such business is proposed) and each other Proposing Person:

(A)	any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Member or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to give such Member or beneficial owner, as applicable, and/or such other Proposing Person economic risk similar to ownership of Shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any Shares of any class or series of the Company, or which derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit from any increase in the price or value of Shares of any class or series of the Company (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transaction conveys any voting rights in such shares to such Member or beneficial owner, as applicable, and/or such other Proposing Person, (y) the derivative, swap or other transaction is required to be, or is capable of being, settled through delivery of such Shares or (z) such Member or beneficial owner, as applicable, and/or such other Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction;

(B)	any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Member or beneficial owner, as applicable, and/or any other Proposing Person has or shares a right to vote any Shares of any class or series of the Company;

(C)	any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Member or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of Shares of any class or series of the Company by, manage the risk of Share price changes for, or increase or decrease the voting power of, such Member or beneficial owner, as applicable, and/or such other Proposing Person with respect to the Shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the Shares of any class or series of the Company (“Short Interests”);

(D)	(x) if such proposing Member or beneficial owner, as applicable, and/or any other Proposing Person is not a natural person, the identity of the natural person or persons associated with such Member or beneficial owner, as applicable, and/or such other Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Member and/or beneficial owner, as applicable, and/or such other Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by the other Member of the Company and that reasonably could have influenced the decision of such Member and/or beneficial owner, as applicable, and/or such other Proposing Person to propose such business to be brought before the meeting, and (y) if such Member or beneficial owner, as applicable, and/or any other Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by the other Members and that reasonably could have influenced the decision of such Member and/or beneficial owner, as applicable, and/or such other Proposing Person to propose such business to be brought before the meeting;

(E)	any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Company held by such Member and/or beneficial owner, as applicable, and/or any other Proposing Persons;

(F)	any direct or indirect interest of such Member and/or beneficial owner, as applicable, and/or any other Proposing Person in any contract with the Company, any Affiliate of the Company (including any employment agreement, collective bargaining agreement or consulting agreement), or any principal competitor of the Company;

(G)	any pending or threatened litigation in which such Member and/or beneficial owner, as applicable, and/or any other Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company;

(H)	any material transaction occurring during the prior 12 months between such Member and/or beneficial owner, as applicable, and/or any other Proposing Person, on the one hand, and the Company, any Affiliate of the Company or any principal competitor of the Company, on the other hand;

(I)	any other information relating to such Member and/or beneficial owner, as applicable, and/or any other Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such Member or beneficial owner, as applicable, and/or such other Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder;

(J)	a representation that the Member is a holder of record of Shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and

(K)	a representation whether such Member and/or beneficial owner, if any, and/or any other Proposing Person intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s Shares in issue required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from holders in support of such proposal (the disclosures to be made pursuant to the foregoing sub-articles (A) through (K) are referred to as “Disclosable Interests”); and

(iii)	as to each matter the Member proposes to bring before the annual general meeting of the Company:

(A)	a reasonable description of the business desired to be brought before the annual general meeting of the Company, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles, the language of the proposed amendment), the reasons for conducting such business at the annual general meeting of the Company and any material interest in such business of the Member providing the notice and/or any other Proposing Person; and

(B)	a reasonably detailed description of all agreements, arrangements and understandings between or among the Member providing the notice, any other Proposing Person and/or any other persons or entities (including their names) in connection with the proposal of such business by such Member.

(d)	For purposes of this this Article 21.3, the term “Proposing Person” shall mean (i) the Member providing the notice of business proposed to be brought before an annual general meeting of the Company, (ii) the beneficial owner or owners, if different, on whose behalf the business proposed to be brought before the annual general meeting of the Company is made, (iii) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such beneficial owner and (iv) any other person with whom such Member or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

(e)	A person shall be deemed to be “Acting in Concert” with another person for purposes of the Articles if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Company or any of its Subsidiaries in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act. A person which is Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also acting in concert with such other person.

(f)	A Member providing notice of business proposed to be brought before an annual general meeting of the Company shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this this Article 21.3 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of the record date for notice of the meeting), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(g)

Notwithstanding anything in the Articles to the contrary, no business shall be conducted at an annual general meeting of the Company except in accordance with the procedures set forth in this Article 21 (including the requirement in the case of business to be brought before the meeting by a Member that such Member update and supplement the notice of proposed business set forth in Article 21.3(f) above). The person presiding over the annual general meeting of the Company shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Article 21, and if he or she should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Article 21, unless otherwise required by law, if the Member (or a qualified representative of the Member) does not appear at the annual general meeting of the Company to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article 21.3, to be considered a qualified representative of the proposing Member, a person must be a duly authorised officer, manager or partner of such Member or must be authorised by a writing executed by such Member or an Electronic Transmission delivered by such Member to act for such Member as proxy at the general meeting of the Company and such person must produce such writing or Electronic Transmission, or a reliable reproduction of the writing or Electronic Transmission, at the general meeting of the Company.

(h)	In addition to the requirements of this Article 21.3 with respect to any business proposed to be brought before an annual meeting of the Company, each Proposing Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such business. This Article 21.3 shall not be deemed to affect the rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i)	For purposes of the Articles, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations thereunder.

22	Proceedings at General Meetings

22.1	No business shall be transacted at any general meeting unless a quorum is present at the time with the meeting proceeds to business. A majority in voting power of the Shares of the Company issued and outstanding and entitled to vote at the general meeting of the Company, the holders of which are present in person (or if a corporation or other non-natural person by its duly authorised representative), present by means of remote communication in a manner, if any, authorised by the Board of Directors in its sole discretion or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise required by applicable law or these Articles. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

22.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3	Prior to the Business Combination Closing, a resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall be dissolved. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

22.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

22.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.8	When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting. If after the adjournment a new record date for determination of Members entitled to vote is required for the adjourned meeting, the Directors shall fix the record date for determining Members entitled to notice of such adjourned meeting, and a notice of the adjourned meeting shall be given to each Member as of the record date so fixed for notice of such adjourned meeting.

22.9	At any general meeting of the Company, a resolution put to the vote of the meeting shall be decided on a poll.

22.10	A poll shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

22.11	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

22.12	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a second or casting vote.

23	Votes of Members

23.1	Subject to any rights or restrictions or prohibitions as regards voting from time to time attached to any class(es) or series of Shares (as may be specified by the Directors in the terms of issuance thereof or the Articles), every Member present in person or by proxy shall have one vote for each Share registered in such Member’s name in the Register of Members. No cumulative voting shall be allowed. The Company may issue fractional Shares, provided, however, a fraction of a Share shall not entitle a Member to vote in respect thereof.

23.2	In the case of joint holders of any Share, such holders shall not have the right of voting individually in respect of such Share but the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members with respect to such Share.

23.3	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or otherwise) in matters concerning lunacy, legal capacity or interdiction, may vote by his attorney, committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such attorney, committee, receiver, curator bonis or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of such attorney, committee, receiver, curator bonis or other person may be required by the Directors prior to any vote being exercised by such attorney, committee, receiver, curator bonis or other person.

23.4	No person shall be entitled to vote at any general meeting unless he is (or is a valid proxy for a person who is) registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him (or such other person for whom he is acting as proxy) in respect of Shares held by such person (whether alone or jointly) have been paid. Warrants shall not confer the right to vote the Shares underlying such Warrants to the holder thereof.

23.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any such objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

23.6	The Directors may at the expense of the Company send by post or otherwise to the Members instruments of proxy (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of Shares of the Company either in blank or nominating in the alternative any one or more of the Directors or any other Persons. If for the purpose of any meeting, invitations to appoint as proxy a person or one or more of a number of persons specified in the invitations are issued at the Company’s expense they shall be issued to all (and not to some only) of the Members entitled to be sent a notice of the meeting and to vote thereat by proxy.

23.7	Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at meetings. Where a Member appoints more than one proxy, the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.8	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

24	Proxies

24.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non-natural person, under the hand of its duly authorised representative. A proxy need not be a Member. Notwithstanding the foregoing, no proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period.

24.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote. At each general meeting of the Company, and before any voting commences, all timely filed and submitted proxies shall be submitted to and examined by the Secretary of the Company or a person designated by the Secretary, and no Shares may be represented or voted under a proxy that has been found to be invalid or irregular.

The chairman (or if no Director is acting as chairman at such meeting, all of the Directors present at such meeting) may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman (or, if applicable, all of the Directors present at such meeting), shall be invalid.

24.3	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll. Unless the contrary is stated thereon, the instrument appointing a proxy shall be as valid for any adjournment of the meeting as for the meeting to which it relates.

24.4	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office at or before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25	Corporate Members

25.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25.2	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class or series of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

26	Shares that May Not be Voted

Shares that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of issued and outstanding Shares at any given time.

27	Directors

27.1	The total number of Directors shall be as fixed in, or be determined in the manner provided by, the Articles. There shall be a board of Directors consisting of not less than five (5) Directors and not more than eleven (11) Directors, unless increased or decreased from time to time by the Directors or the Company in general meeting. So long as Shares are listed on the Designated Stock Exchange, the board of Directors shall include such number of “independent directors” as the relevant rules applicable to the listing of any Shares on the Designated Stock Exchange require. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the Subscriber.

27.2	The Directors shall be divided into three (3) classes designated as Class A, Class B and Class C, respectively. Directors shall initially be assigned to each class by resolution of the Directors passed in connection with the Business Combination Closing. At the first annual general meeting of the Company after the Business Combination Closing, the term of office of the Class A Directors shall expire and Class A Directors shall be elected for a full term of three (3) years. At the succeeding annual general meeting of the Company, the term of office of the Class B Directors shall expire and Class B Directors shall be elected for a full term of three (3) years. At the third annual general meeting of the Company following the Business Combination Closing, the term of office of the Class C Directors shall expire and Class C Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Directors shall shorten the term of any incumbent Director.

28	Powers of Directors

28.1	Subject to applicable law (including the provisions of the Statute), the Memorandum and the Articles and (x) prior to the Business Combination Closing, to any directions given by Special Resolution and (y) after the Business Combination Closing, to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in connection with setting up and registering the Company and may exercise all powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors. Directors need not be Members or the holders of Shares.

28.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

28.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

28.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

29	Appointment, Election and Removal of Directors

29.1	Prior to the Business Combination Closing, the Company may by Ordinary Resolution of the holders of the Class B Shares appoint any person to be a Director or may by Ordinary Resolution of the holders of the Class B Shares remove any Director, with or without Cause. For the avoidance of doubt, prior to the Business Combination Closing, holders of Class A Shares shall have no right to vote on the appointment, election or removal of any Director.

29.2	From and after the Business Combination Closing, and subject to the Articles, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director; provided, however, a Director may be removed from office by the Members only by Special Resolution and only for Cause at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement).

29.3	From and after the Business Combination Closing, with respect to Director nominations by Members, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Other than Directors to be nominated by any series of Preferred Shares, voting separately as a class, nominations of persons for election as Directors at an annual general meeting or at an extraordinary general meeting (but only if the Directors, or in accordance with the Articles, the Members, have first determined that Directors are to be elected at such extraordinary general meeting) may be made at such meeting if and only if (x) specified in the notice of such meeting given by or at the direction of the Directors, including any committee thereof, (y) brought before the meeting by or at the direction of the Directors, including any committee thereof, or (z) by any Member who (A) was a Member of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Article 29.3 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complied with the notice procedures set forth in this Article 29.3 as to such nomination. The foregoing sub-article (z) of this Article 29.3 shall be the exclusive means for a Member to propose any nomination of a person or persons for election as a Director to be considered by the Member at an annual general meeting of the Company or extraordinary meeting.

(a)	Without qualification, for nominations to be made at an annual general meeting of the Company by a Member, the proposing Member must (i) provide Timely Notice (as defined in Article 21.3(b)) thereof in writing and in proper form to the Secretary of the Company, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article 29.3.

(b)

Without qualification, if the Board has first determined that Directors are to be elected at such extraordinary general meeting (or if an extraordinary general meeting is called pursuant to Article 20 and relates to the election or appointment of Directors), then for nominations to be made at an extraordinary general meeting by a Member, such Member must (i) provide timely notice thereof in writing and in proper form to the Secretary of the

Company at the principal executive offices of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article 29.3. To be timely, a Member’s notice for nominations to be made at an extraordinary general meeting by a Member must be delivered to or mailed and received at the principal executive offices of the Company not earlier than the 120th day prior to such extraordinary general meeting and not later than the 90th day prior to such extraordinary general meeting or, if later, the 10th day following the day on which public disclosure (as defined in the Articles) of the date of such extraordinary general meeting was first made. In no event shall any adjournment or postponement of an annual general meeting or extraordinary general meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

(c)	To be in proper form for purposes of this Article 29.3, a proposing Member’s notice to the Secretary pursuant to this Article 29.3 shall be required to set forth:

(i)	as to the proposing Member providing the notice and each other Proposing Person (as defined below), (A) the name and address of such Member providing the notice, as they appear on the Company’s Register of Members, and of the other Proposing Persons, (B) a representation that such Member is a holder of record of Shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (C) a representation whether the Member or the beneficial owner, if any, and/or any other Proposing Person intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Shares in issue required to elect the nominee and/or (2) otherwise to solicit proxies from holders in support of such nomination, and (D) any Disclosable Interests of such Member providing the notice (or, if different, the beneficial owner on whose behalf such notice is given) and/or each other Proposing Person;

(ii)

as to each person whom the proposing member proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a Proposing Person’s notice pursuant to this Article 29.3 if such proposed nominee were a Proposing Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the proposing Member providing the notice (or, if different, the beneficial owner on whose behalf such notice is given) and/or any Proposing Person, on the one hand, and each proposed nominee, his or her respective Affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective Affiliates and associates) is Acting in Concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such proposing Member or beneficial owner, as applicable, and/or such Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(iii)	the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company, or by the Designated Stock Exchange, including but not limited to information regarding such Director’s financial expertise, to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable holder’s understanding of the independence or lack of independence of such proposed nominee.

(d)	For purposes of this Article 29.3, the term “Proposing Person” shall mean (i) the proposing Member providing the notice of the nomination proposed to be made at the annual or extraordinary general meeting, (ii) the beneficial owner or owners, if different, on whose behalf the nomination proposed to be made at the annual or extraordinary general meeting is made, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 under the Exchange Act) and (iv) any other person with whom such proposing Member or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(e)	A proposing Member providing notice of any nomination proposed to be made at an annual or extraordinary general meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 29.3 shall be true and correct as of the record date for the annual or extraordinary general meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(f)

Notwithstanding anything in the Articles to the contrary, no person nominated by a proposing Member shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Article 29.3. The person presiding over the annual or extraordinary general meeting of the Company shall, if the facts warrant, determine that a nomination was not properly made in accordance with the provisions of this Article 29.3 (including the requirement to update and supplement a proposing Member’s notice of any nomination set forth in sub-article (e) above), and if he or she should so determine, he or she shall so declare such determination to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Article 29.3, unless otherwise required by law, if the proposing Member (or a qualified representative of such person) does not appear at the annual or extraordinary general meeting of the Company to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article 29.3, to be considered a qualified representative of the proposing Member, a person must be a duly authorised officer, manager or partner of such proposing Member or must be authorised by a writing executed by such proposing Member or an Electronic Transmission delivered by such proposing Member to act for such proposing Member as proxy at the general meeting of the Company and such person must produce such writing or Electronic Transmission, or a reliable reproduction of the writing or Electronic Transmission, at such meeting.

(g)	If a Member is entitled to vote only for a specific class or category of Directors at a general meeting of the Company, such Member’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such class or category of Directors.

(h)	This Article 29.3 is expressly intended to apply to any nomination by a proposing Member proposed to be brought before an annual or extraordinary general meeting of the Company. In addition to the requirements of this Article 29.3 with respect to any nomination by a proposing Member proposed to be made at an annual or extraordinary general meeting of the Company, each Proposing Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such nominations. Nothing in this Article 29.3 shall be deemed to affect any rights of the holders of any class(es) or series of Preference Shares to elect Directors pursuant to any applicable provisions of the Articles.

29.4	The Directors by the affirmative vote of a simple majority of the remaining Directors present and voting at a meeting of the Directors, even if less than a quorum, shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the board of Directors or as an addition to the existing board of Directors, subject to the Articles, applicable law and the listing rules of the Designated Stock Exchange; provided that any vacancy not filled by the Directors may be filled by the Members by Ordinary Resolution at the next annual general meeting or extraordinary general meeting called for that purpose; provided, further, that, whenever the holders of any class or classes of shares or series thereof are entitled to elect one or more Directors by the provisions of the Articles, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected or by the Members holding such class or classes of shares or series thereof in accordance with the Articles. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified or until his earlier death, resignation or removal and shall be of the same Class of Director as the Director he or she replaced.

29.5	Without limiting the other provisions of the Articles, to be eligible to be a nominee for election or re-election as a Director pursuant to Article 29, a person must deliver (not later than the deadline prescribed for delivery of notice) to the Company a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company upon written request) and a written representation and agreement (in the form provided by the Company upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, applicable law and corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company that are applicable to Directors generally, and (d) if elected as a Director, will act in the best interests of the Company and not in the interest of any individual constituency. The nominating and governance committee of the Directors (or if none, the Directors) shall review all such information submitted by the Member with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and such nominating and governance committee (or, as applicable, the Directors) may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

29.6	Any Member proposing to nominate a person or persons for election shall be responsible for, and bear the costs associated with, soliciting votes from any other voting Member and distributing materials to such Members prior to the applicable annual or extraordinary general meeting of the Company in accordance with the Articles and applicable rules of the SEC. A Member shall include any person or persons such Member intends to nominate for election in its own proxy statement and proxy card.

29.7	Article 29.1 may only be amended by a Special Resolution passed by the Members holding issued and outstanding Shares that represent in the aggregate no less than 90% of the total voting share capital of the Company entitled to vote thereon, in person or, where proxies are allowed, by proxy, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been given, or by way of unanimous written resolution of all members.

30	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the other Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director dies or is found to be or becomes of unsound mind;

(e)	the Director is removed for Cause by the Members in accordance with Article 29.2;

(f)	the Director is prohibited from by applicable law or rules of the Designated Stock Exchange from being a Director; or

(g)	all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

31	Proceedings of Directors

31.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office if there are three or more Directors then in office, shall be two if there are two Directors then in office, and shall be one if there is only one Director then in office.

31.2	Subject to the Articles, the Directors may regulate their meetings and proceedings as they think fit. Such meetings and proceedings may be held at any place within or outside the Cayman Islands that has been designated by the Directors. In the absence of such a designation, meetings of the Directors shall be held at the principal executive office of the Company. Subject to applicable law and the Articles, every question arising at any meeting of the Directors shall be decided by the vote of a majority of the Directors present at a duly held meeting at which a quorum is present (and every act or decision done or made by a majority of the Directors present at such a meeting shall be regarded as the act of the Directors). In the case of an equality of votes, the chairman shall not have a second or casting vote. The vote of Directors to approve an initial Business Combination shall be governed by Article 50.9.

31.3	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

31.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors, or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution, shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

31.5	The Chairman may call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis. Notice of a meeting need not be given to any Director (a) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (b) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Directors.

31.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

31.7	The Directors, by affirmative vote of the majority of Directors then in office, may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present (on person or by proxy) within fifteen minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting. The chairman of the board of Directors may be a director or an officer of the Company. Subject to the Articles and any written direction of the Directors, the chairman of the board of Directors shall perform all duties and have all powers which are commonly incident to the position of chairman of a board or which are delegated to him or her by the Directors, preside at all general meetings and meetings of the Directors at which he or she is present and have such powers and perform such duties as the Directors may from time to time prescribe.

31.8	All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

31.9	A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

32	Presumption of Assent

A Director who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent or abstention from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered post to such person immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favour of such action.

33	Directors’ Interests

33.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

33.2	A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration and reasonable expense reimbursement consistent with the Company’s policies for professional services as if he were not a Director.

33.3	A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

33.4

No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

33.5	A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

34	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

35	Delegation of Directors’ Powers; Officers

35.1	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

35.2	The Directors may from time to time and at any time delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.3	The Directors may from time to time and at any time establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.4	The Directors may from time to time and at any time by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

35.5	The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney(s) or authorised signatory(ies) of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

35.6	The Directors may from time to time and at any time elect or appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any chairman of the board of Directors, vice chairman of the board of Directors, one or more chief executive officers (each a Chief Executive Officer) or co-chief executive officers, presidents, a treasurer (which may be a chief financial officer), a secretary, a treasurer, vice-presidents, one or more deputy or assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries or any other officers as may be determined by the Directors) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office. The officers of the Company shall exercise such powers and perform such duties as are specified in the Articles, in a resolution of the Directors or, in the case of an officer appointed by the Chief Executive Officer, as specified by the Chief Executive Officer. Any person may hold two or more offices simultaneously, and no officer need be a Member of the Company or a holder of Shares. In addition to the authority of the Directors set forth above, the Chief Executive Officer and any other officer delegated the authority to appoint one or more officers or assistant officers may appoint officers if so provided by resolution of the Directors, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Directors or as determined by such appointing officer. The officers of the Company shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Directors or any duly authorised committee or delegee thereof. In fixing the salaries, compensation and reimbursement of the officers of the Company other than the Chief Executive Officer, the Directors may, among other things, take into account the recommendation of the Chief Executive Officer. Each officer shall hold office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Directors. Any officer appointed by the Chief Executive Officer may be removed at any time by the Chief Executive Officer. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Directors or by the Chief Executive Officer.

(a)

President, Chief Executive Officer. The President shall be the Chief Executive Officer of the Company. The Chief Executive Officer shall be the principal executive officer of the Company and shall have such other title or titles designated by the Directors. Subject to the control of the Directors, the Chief Executive Officer shall in general manage, supervise and control all of the business and affairs of the Company. He or she shall have authority to conduct all ordinary business on behalf of the Company and may execute and deliver on behalf of the Company any contract, conveyance or similar document and in general shall perform all duties incident to the office of the Chief Executive Officer of a Company and such other duties as may be prescribed by the Board or the Articles from time to time. The President shall perform such other duties and shall have such other powers as the Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe.

(b)	Treasurer. The Treasurer (who shall have any other title or titles designated by the Directors or the Chief Executive Officer, including without limitation, in the Board’s or the Chief Executive Officer’s discretion, “Chief Financial Officer”) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys, and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Directors. He or she shall disburse the funds of the Company as may be ordered by the Directors, taking proper vouchers for such disbursements, and shall render to the Directors, at its regular meetings, or when the Directors so require, an account of all his or her transactions as Treasurer and of the financial condition of the Company. If required by the Directors, he or she shall give the Company a bond, in such sum and with such surety or sureties as shall be satisfactory to the Directors, for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company. The Treasurer in general shall perform all duties incident to the office of the Treasurer of a Company and such other duties as may be prescribed by the Directors, the Chief Executive Officer or the Articles from time to time.

(c)	Secretary. The Secretary shall: (i) attend and keep the minutes of the general meetings of the Company and of the Directors’ meetings in one or more books provided for that purpose, and perform like duties for the standing committees of the Directors when required by the Directors; (ii) see that all notices are duly given in accordance with the provisions of the Articles or as otherwise required by law or the provisions of the Memorandum; (iii) be custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed to all documents, the execution of which on behalf of the Company under its seal is duly authorised; (iv) maintain, or cause an agent designated by the Directors to maintain, a record of the Company’s Members in a form that permits the preparation of a list of the names and addresses of all Members in alphabetical order by class(es) and series of Shares, showing the number and class and/or series of Shares held by each; (v) have general charge of the Share transfer books of the Company or responsibility for supervision, on behalf of the Company, of any agent to which Share transfer responsibility has been delegated by the Directors; (vi) have responsibility for the custody, maintenance and preservation of those corporate records which the Company is required by the Statute or otherwise to create, maintain or preserve; and (vii) in general perform all duties incident to the office of Secretary of a Company and such other duties as may be assigned by the Directors, the Chief Executive Officer or these Articles from time to time.

(d)	Deputy Officers. The Directors or the Chief Executive Officer may create one or more deputy officers whose duties shall be, among any other designated thereto by the Directors, to perform the duties of the officer to which such office has been deputised in the event of the unavailability, death or inability or refusal of such officer to act. Deputy officers may hold such titles as designated therefor by the Directors, however, any office designated with the prefix “Vice” or “Deputy” shall be, unless otherwise specified by resolution of the Directors, automatically a deputy officer to the office with the title of which the prefix term is conjoined. Deputy officers shall have such other duties as prescribed by the Directors or the Chief Executive Officer from time to time.

(e)	Assistant Officers. The Board may appoint one or more officers who shall be assistants to principal officers of the Company, or their deputies, and who shall have such duties as shall be delegated to such assistant officers by the Directors or such principal officers, including the authority to perform such functions of those principal officers in the place of and with full authority of such principal officers as shall be designated by the Directors or (if so authorised) by such principal officers. The Directors may by resolution authorise appointment of assistant officers by those principal officers to which such appointed officers will serve as assistants.

35.7	The Company shall cause to be kept in one or more books at its Registered Office a register of Directors and officers of the Company in which there shall be entered the full names and addresses of the Directors and officers and such other particulars as required by the Statute. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify the said Registrar of any change that takes place in relation to such Directors and officers as required by the Statute.

36	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares. A Director who is not a member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and at all meetings of all classes and series of Shares of the Company.

37	Remuneration of Directors

37.1

The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall from time to time determine, provided that no remuneration shall be paid to any Director in respect of any period occurring prior to the consummation of a Business Combination. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all travelling, hotel and other incidental expenses reasonably incurred or reasonably expected to be incurred by them in connection with their attendance at meetings of

Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

37.2	The Directors may by resolution approve additional remuneration (whether by way of salary, commission, participation in profits or otherwise) to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

38	Seal

38.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

38.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

39	Dividends, Distributions and Reserve

39.1	Subject to applicable law (including the Statute) and the Articles and except as otherwise provided by the rights from time to time attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor (including all available borrowings). A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by the Statute.

39.2	Subject to applicable law (including the Statute) and the Articles and except as otherwise provided by the rights from time to time attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

39.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6	The Directors may, before resolving to pay, recommending or declaring any Dividend or other distribution, set aside out of funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, maintaining or repairing any property of the Company, or for any other purpose to which such funds may be applied and pending such application may, at the discretion of the Directors, be employed in the business of the Company or be invested in such investments (other than securities of the Company) as the Directors may from time to time think fit. Any such reserve or reserves may be reduced or otherwise abolished by the Directors from time to time as they deem fit. The Directors shall establish an account to be called the “Share Premium Account” and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share in the Company. Unless otherwise provided by the provisions of the Articles, the Directors may apply the share premium account in any manner permitted by the Statute and the rules of the Designated Stock Exchange. The Company shall at all times comply with the provisions of the Articles, the Statute and the rules of the Designated Stock Exchange in relation to the share premium account. No Dividend shall be paid otherwise than out of profits of the Company or, subject to the restrictions of the Statute, the share premium account.

39.7	Any Dividend, other distribution, interest or other assets payable in respect of Shares may be paid in cash, in-kind or in specie by, as applicable, wire transfer of immediately available funds to the holder(s) thereof, by cheque or warrant, or by any other means of delivery sent through the post directed to the registered address of the Member or other person entitled thereof, and in the case of joint holders, to the registered address of any holder who is named on the Register of Members or to such person and to such address as any such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8	No Dividend or other distribution shall bear interest against the Company.

39.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company and shall thereafter belong to the Company absolutely.

40	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

41	Books of Account

41.1	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

41.2

Except as expressly set forth in the Articles, the Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors; provided that, for any applicable taxable year, the Company shall use commercially reasonable efforts to provide any requesting shareholder a “PFIC Annual Information Statement” as described in Section 1.1295-1(g) of the U.S. Treasury regulations, and access to the Company’s books and records as required by such U.S. Treasury regulations.

41.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

41.4	No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors would not be in the interests of the Members to communicate to the public. The Directors shall be entitled (but not required, except as provided by applicable law, rules or regulations (including the rules of the Designated Stock Exchange) and the Articles) to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including information contained in the Register of Members and transfer books of the Company.

42	Audit

42.1	The Directors, or if authorised to do so the Audit Committee, may appoint an Auditor of the Company who shall hold office on such terms as the Directors (or, as applicable, the Audit Committee) may determine until removed from office by resolution of the Directors (or, if applicable, the Audit Committee) or the earlier resignation of the Auditor.

42.2	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the board of Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange.

42.3	If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee, if one exists, and the Directors, if an Audit Committee does not exist, for the review and approval of potential conflicts of interest.

42.4	The remuneration of the Auditor shall be fixed by the Audit Committee, if one exists, and by the Directors if an Audit Committee does not exist.

42.5	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

42.6	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.7	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Company.

43	Notices

43.1	Except as otherwise provided by applicable law (including the rules of the Designated Stock Exchange) and the Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by cable, telex, e-mail or other electronic means by transmitting it to any electronic number or address or website reflected in the Register of Members or supplied by the Member to the Company or by placing it on the Company’s Website, provided that, (a) with respect to notification via electronic means, the Company has obtained the Member’s prior express positive confirmation in writing to receive or otherwise have made available to him notices in such fashion, and (b) with respect to posting to Company’s Website, notification of such posting is provided to such Member. Notice may also be served in accordance with the requirements of the Designated Stock Exchange. An affidavit of the mailing or other means of giving any notice of any general meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, shall be prima facie evidence of the giving of such notice. Except as otherwise expressly set forth in the Articles, any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

43.2

Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax or other electronic means as provided herein, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted or at such later time as may be prescribed by any applicable laws or regulations. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient. Where a notice is given via the Company’s Website, service shall be deemed to be effected by posting the notice on the Company’s Website and by delivering notice of such posting to the Members in any manner otherwise permitted hereunder.

43.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred (it being acknowledged that any notice or document delivered or sent to any Member in accordance with the terms of the Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested).

43.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting, except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

44	Winding Up

44.1	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching from time to time to any Shares in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

45	Indemnity and Insurance

45.1

The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law (as now or, to the extent providing greater benefit to any covered person, as hereafter in effect) any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) directly or indirectly by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, is or was serving (at the request of the Company) any other corporation, partnership, joint venture, trust or other enterprise in any capacity, against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, in no event shall any person be entitled to be indemnified, held harmless or advanced any amounts hereunder in respect of any liability, damage, cost, expense, judgment, fine or amount paid in settlement (if any) that such person may incur by reason of their own actual fraud or intentional misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding this Article 45.1 or the provisions of Article 45.2 hereof, except as otherwise provided in Article 45.6 hereof, the Company shall be required to indemnify a covered person in connection with a proceeding (or part thereof) commenced by such covered person only if the commencement of such proceeding (or part thereof) by the covered person was authorised in the specific case by the Directors.

45.2	The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law (as now or, to the extent providing greater benefit to any covered person, as hereafter in effect) any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favour by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, is or was serving (at the request of the Company) another corporation, partnership, joint venture, trust or other enterprise in any capacity against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defence or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

45.3	Any indemnification under Articles 45.1 or 45.2 (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Articles 45.1 or 45.2. Such determination shall be made, with respect to a person who is a director, officer, employee or agent at the time of such determination, (a) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (d) by the Members.

45.4

Expenses incurred by any covered person officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised in this Article 45. Any such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. Without duplication of the foregoing, to the extent that a present or former director, officer, employee or agent of the Company shall be successful on the merits or otherwise in defence of any action, suit or proceeding referred to in Articles 45.1 or 45.2, or in defence of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. If it shall be determined by a final judgment or other final adjudication that any such indemnified person was not entitled to indemnification with respect to or advancements of such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the indemnified person.

45.5	The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 45 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may at any time be entitled under any other Article, agreement, vote of Members or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of this Article 45 shall not be deemed to preclude the indemnification of (or advancement of expenses to) any person who is not specified in Article 45.1 or 45.2 but whom the Company has the power or obligation to indemnity under the provisions of applicable law or otherwise.

45.6	If a claim for indemnification (following the final disposition of a proceeding) or advancement of expenses under this Article 45 is not paid in full within 90 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

45.7	No person who may be entitled to indemnification hereunder shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions as a director, officer, employee or agent of the Company (or, to the extent requested to be performed by the Company, their functions as an officer director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) unless that liability arises through the actual fraud or intentional misconduct by such person. No person shall be found to have committed actual fraud or intentional misconduct under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect. Each Member agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Director or officer of the Company on account of any action taken by such Director or officer, or the failure of such Director or officer to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud or wilful misconduct which may attach to such Director or officer.

45.8	The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving (at the request of the Company) another corporation, partnership, joint venture, trust or other enterprise in any capacity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article 45.

45.9	The Directors may authorise the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Directors so determine, greater than those provided in Article 45.

45.10	For the purposes of this Article 45, (a) references to (i) the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 45 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued, (ii) “other enterprises” shall include employee benefit plans, (iii) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan, and (iv) “serving at the request of the Company” shall include service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and (b) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” as referred to in this Article.

45.11	The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 45 shall, unless otherwise provided when authorised or ratified, be contract rights and continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request another corporation, partnership, joint venture, trust or other enterprise in any capacity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust or other enterprise.

45.12	Neither any amendment nor repeal of the Articles set forth under this heading of “Indemnity and Insurance” (the “Indemnification Articles”), nor the adoption of any provision of the Company’s Articles or Memorandum of Association inconsistent with the Indemnification Articles, shall adversely affect any right of protection or otherwise eliminate or reduce the effect of the Indemnification Articles, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for these Indemnification Articles, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

46	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

47	Register by Way of Continuation

Subject to the Articles, the Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

48	Mergers and Consolidations

Subject to applicable law and the Articles, the Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

49	Business Opportunities

49.1	In recognition and anticipation of the facts that: (a) directors, managers, officers, members, partners, managing members, employees and/or agents of one or more members of the Cerberus Group (each of the foregoing, a “Cerberus Group Related Person”) may serve as Directors, officers, employees and agents of the Company); and (b) the Cerberus Group engages, and shall continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this Article 49 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the Members and the Cerberus Group Related Persons, and the powers, rights, duties and liabilities of the Company and its officers, Directors and Members in connection therewith.

49.2

To the fullest extent permitted by applicable law (including the Statute), the Cerberus Group and the Cerberus Group Related Persons shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by applicable law (including the Statute), the Company renounces any interest, duty or expectancy of the Company in, or in being offered an opportunity to participate in, or being presented with, any potential transaction or matter which may be a corporate opportunity for either the Cerberus Group or any Cerberus Group Related Person, on the one hand, and the Company and its Subsidiaries, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law (including the Statute), the Cerberus Group and the Cerberus

Group Related Persons shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director, officer, employee or agent of the Company solely by reason of the fact that such party directly or indirectly pursues, exploits or acquires such corporate opportunity for the Cerberus Group, itself, himself or herself, directs such corporate opportunity to another person (including any Cerberus Group member or any Cerberus Group Related Person), or does not communicate information regarding such corporate opportunity to the Company.

49.3	Except as provided elsewhere in this Article, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and the Cerberus Group, about which a Director and/or officer of the Company who is also an Cerberus Group Related Person acquires knowledge.

49.4	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by applicable law (including the Statute), any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by applicable law (including the Statute), the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

49.5	As used in this Article, the following definitions shall apply:

(a)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; and

(b)	“Cerberus Group” shall mean the Sponsor, Cerberus Capital Management, L.P. (“CCM”), all currently existing and future investment funds, accounts, co-investment vehicles, special purpose vehicles and other entities managed by CCM or its affiliates, and investors in such funds, accounts, vehicles and other entities (“Co-Investors”), and Cerberus Operations and Advisory Company, LLC and their respective Affiliates, and the respective successors and assigns of the foregoing.

50	Business Combination

50.1	Notwithstanding any other provision of the Articles, this Article 50 shall apply during the period commencing upon the adoption of the Articles and terminating upon the first to occur of the Business Combination Closing and the complete liquidation of the Trust Fund pursuant to Article 50.4. In the event of a conflict between this Article 50 and any other Articles, the provisions of this Article 50 shall control.

50.2	Prior to the Business Combination Closing, the Company shall either:

(a)	submit the Business Combination to its Members for approval; or

(b)	provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Fund (net of taxes payable), divided by the number of then issued Public Shares, provided that the Company shall not repurchase Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001.

If the Company initiates any tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act in connection with a Business Combination, it shall file tender offer documents with the SEC prior to completing the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act.

If, alternatively, the Company holds a Member vote to approve a proposed Business Combination, the Company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the SEC.

At a meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that a majority of the Shares voted are voted for the approval of the Business Combination, the Company shall be authorised to consummate the Business Combination.

50.3	Any Member holding Public Shares who is not a Founder, officer or Director may, in connection with any vote on the Business Combination, elect to have their Public Shares redeemed for cash (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15% of the Public Shares, and provided, further, that any holder that holds Public Shares beneficially through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. In connection with any vote held to approve the proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the vote on the proposal to approve the Business Combination. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against the proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Fund not previously released to the Company (net of taxes payable), divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”).

The Redemption Price shall be paid promptly following the consummation of the relevant Business Combination. If the proposed Business Combination is not approved or completed for any reason then such redemptions shall be cancelled and share certificates (if any) returned to the relevant Members as appropriate.

50.4	In the event that:

(a)	the Company does not consummate the Business Combination by twenty-four months after the closing of the IPO, or such later time as the Members may approve in accordance with the Articles, the Company shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than twenty business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the Trust Fund (less up to US$100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then issued Public Shares, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and its board of Directors, liquidate and dissolve, subject in the case of sub-articles (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law; and

(b)	any amendment is made to Article 50.4 that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within twenty-four months after the date of the closing of the IPO, each holder of Public Shares who is not a Founder, officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the Trust Fund not previously released to the Company (net of taxes payable), divided by the number of then issued Public Shares.

50.5	Except for the withdrawal of interest to pay income taxes, if any, none of the funds held in the Trust Fund shall be released from the Trust Fund until the earlier of an IPO Redemption pursuant to Article 50.3, a repurchase of Shares by means of a tender offer pursuant to Article 50.2(b), a distribution of the Trust Fund pursuant to Article 50.4(a) or an amendment under Article 50.4(b). In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Fund.

50.6	After the issue of Public Shares, and prior to the consummation of the Business Combination, the Directors shall not issue additional Shares or any other securities that would entitle the holders thereof to: (a) receive funds from Trust Fund; or (b) vote on any Business Combination.

50.7	The Company must complete the Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Fund (net of amounts previously disbursed to the Company’s management for working capital purposes and excluding the amount of deferred underwriting discounts held in the Trust Fund) at the time of the Company’s signing a definitive agreement in connection with the Business Combination. The Business Combination must not be effectuated with another blank cheque company or a similar company with nominal operations.

50.8	The Company may enter into the Business Combination with a target business that is affiliated with the Sponsor, the Directors or executive officers of the Company. In the event the Company seeks to complete the Business Combination with a target that is affiliated with the Sponsor, executive officers or Directors, the Company, or a committee of independent Directors, will obtain an opinion from an independent investment banking firm, which is a member of FINRA, or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the Company is seeking to acquire that the Business Combination is fair to the Company from a financial point of view.

50.9	In the case of the Business Combination, the Company shall be authorised to consummate the Business Combination only if a majority of the Directors (including both of the Founder Directors) affirmatively vote to approve such Business Combination in accordance with the Articles.

51	Exclusive Forum.

Unless the Company consents in writing to the selection of an alternative forum, the courts of Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Company’s Members, (iii) any action asserting a claim arising pursuant to any provision of the Statute, the Memorandum or the Articles, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine (as such concept is recognised under the laws of the United States of America).